UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 26, 2021
Date of Report (date of earliest event reported)

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-2299		34-0117420
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Applied Plaza	Cleveland	Ohio	44115
(Address of Principal Executive Offices)			(Zip Code)
(216) 426-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01    Entry into a Material Definitive Agreement.

On March 26, 2021, Applied Industrial Technologies, Inc. (the “Company”) amended its accounts receivable securitization facility (the “Receivables Facility”), extending its maturity to March 26, 2024. The Receivables Facility had been set to expire on August 31, 2021. The amendment of the Receivables Facility included (a) an Amendment No. 1 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty by and among the Company, as servicer, AIT Receivables LLC (“AIT Receivables”), a wholly‑owned special purpose subsidiary of the Company, as borrower, PNC Bank, National Association (“PNC”), as administrative agent, PNC Capital Markets LLC, as structuring agent and certain additional persons from time to time party thereto, as lenders, and (b) an Amendment No. 2 to Purchase and Sale Agreement by and among AIT Receivables, the Company and certain of its wholly-owned subsidiaries, as originators (together, the “Receivables Facility Amendments”).

Pursuant to the Receivables Facility Amendments, two additional subsidiaries of the Company joined the existing originators in contributing current and future trade receivables to the pool of financed receivables. As a result, the maximum amount potentially available to borrow under the Receivables Facility, based on eligibility of the contributed receivables, increased from US$175 million to US$250 million. The amended Receivables Facility terminates on March 26, 2024, unless terminated earlier pursuant to its terms, and increases the Company’s available funding capacity for future working capital and general corporate purposes. In connection with these transactions, AIT Receivables paid customary fees to the lenders.

The foregoing description of the Receivables Facility Amendments is qualified in its entirety by reference to the full text of each of the Receivables Facility Amendments, copies of which are respectively attached hereto as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

ITEM 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1
Amendment No. 1 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty dated as of March 26, 2021 among AIT Receivables LLC, as borrower, PNC Bank, National Association, as administrative agent, Applied Industrial Technologies, Inc., as initial servicer, PNC Capital Markets LLC, as structuring agent and the additional persons from time to time party thereto, as lenders.

10.2
Amendment No. 2 to Purchase and Sale Agreement dated as of March 26, 2021 among various entities listed on Schedule I thereto (including Applied Industrial Technologies, Inc.), as originators, Applied Industrial Technologies, Inc., as servicer, and AIT Receivables LLC, as buyer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
(Registrant)

By: /s/ Fred D. Bauer
Fred D. Bauer, Vice President-General Counsel & Secretary
Date: March 29, 2021